EXHIBIT 10.16
                            ASSET PURCHASE AGREEMENT

                             BY AND BETWEEN EACH OF

                       CORNELL CORRECTIONS OF TEXAS, INC.,

                           CORNELL CORRECTIONS, INC.,

                                  ED DAVENPORT,

                             JOHNNY RUTHERFORD, AND

                             MIDTEX DETENTIONS, INC.

                                  MAY 22, 1996

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS
                                                                           PAGE
ARTICLE I             TRANSACTION.......................................    3
        Section 1.1   Definition of "Closing" and "Closing Date"........    3
        Section 1.2   Deliveries by Seller at the Closing...............    3
        Section 1.3   Deliveries by Buyer at the Closing................    4
        Section 1.4   Contingent Purchase Price.........................    5
        Section 1.5   Purchase Price....................................    5

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF SELLER..........    6
        Section 2.1   Organization of Seller............................    6
        Section 2.2   Authority; No Violation...........................    6
        Section 2.3   Title to Assets...................................    6
        Section 2.4   Consents..........................................    7
        Section 2.5   Litigation........................................    7
        Section 2.6   Statements........................................    7
        Section 2.7   Liabilities.......................................    7
        Section 2.8   Use of Name.......................................    8
        Section 2.9   Leases............................................    8
        Section 2.10  INS Courtroom.....................................    8

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF BUYER...........    8
        Section 3.1   Organization of Buyer.............................    8
        Section 3.2   Authority; No Violation...........................    8
        Section 3.3   Litigation........................................    8
        Section 3.4   Statements........................................    9

ARTICLE IV            COVENANTS.........................................    9
        Section 4.1   Covenants of Seller/Davenport.....................    9
        Section 4.2   Covenants of Buyer................................   12

ARTICLE V             CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.....   12
        Section 5.1   Truth of Representations..........................   12
        Section 5.2   Compliance with Covenants and Conditions..........   13
        Section 5.3   Litigation........................................   13
        Section 5.4   Consents..........................................   13
        Section 5.5   Opinion of Buyer's Counsel........................   13
        Section 5.6   Good Standing and Other Certificates..............   13
ARTICLE VI            CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER......   14
        Section 6.1   Truth of Representations..........................   14
        Section 6.2   Compliance with Covenants and Conditions..........   14
        Section 6.3   Adverse Changes...................................   14
        Section 6.4   Litigation........................................   14
        Section 6.5   Consents..........................................   14
        Section 6.6   Operating Agreement...............................   14
        Section 6.7   Opinion of Seller's Counsel.......................   14
        Section 6.8   Leases............................................   15
        Section 6.9   Good Standing and Other Certificates..............   15
        Section 6.10  Employees.........................................   15
        Section 6.11  Current Account Balance...........................   15

ARTICLE VII    FURTHER AGREEMENTS OF SELLER AND BUYER...................   15
        Section 7.1   Costs and Expenses................................   15
        Section 7.2   Liabilities Not Assumed...........................   15
        Section 7.3   Headquarters Building.............................   16
        Section 7.4   Review of the Companies...........................   16
        Section 7.5   Confidentiality...................................   16

ARTICLE VIII   INDEMNIFICATION..........................................   17
        Section 8.1   Indemnification of Parties........................   17
        Section 8.2   Survival..........................................   17

ARTICLE IX            TERMINATION, AMENDMENT AND WAIVER.................   18
        Section 9.1   Grounds for Termination...........................   18
        Section 9.2   Amendment.........................................   18

ARTICLE X             NONCOMPETITION....................................   18
        Section 10.1  Seller's Covenant Not to Compete..................   18
        Section 10.2  FBOP..............................................   19
        Section 10.3  Name..............................................   19
        Section 10.4  Severability......................................   19
        Section 10.5  Equitable Relief..................................   20

ARTICLE XI            OPTION FEE........................................   20
        Section 11.1  Option Fee........................................   20
        Section 11.2  Investment of Option Fee Amount; Instructions.....   20
        Section 11.3  Closing...........................................   20
        Section 11.4  Seller's Receipt of Option Fee....................   20
        Section 11.5  Buyer's Receipt of Option Fee.....................   20

ARTICLE XII    GENERAL PROVISIONS.......................................   21
        Section 12.1  Exclusive Agreement; Third Party Beneficiaries....   21
        Section 12.2  Article and Section Headings......................   21
        Section 12.3  Governing Law.....................................   21
        Section 12.4  Counterparts......................................   21
        Section 12.5  Exhibits/Schedules................................   21
        Section 12.6  Binding Effect....................................   21
        Section 12.7  Assignment........................................   21
        Section 12.8  Notices...........................................   21
        Section 12.9  Further Assurances................................   22
        Section 12.10 Brokers...........................................   22
        Section 12.11 Severability......................................   23
        Section 12.12  Publicity........................................   23
        Section 12.13  Arbitration......................................   23
        Section 12.14 Best Efforts......................................   23
        Section 12.15 Construction......................................   23

Schedule 1  - Personal Property
Schedule 2  - Liabilities
Exhibit A-1 - Interstate Land Description
Exhibit A-2 - Airpark Land Description
Exhibit A-3 - Flightline Land Description
Exhibit B-1 - Interstate Lease
Exhibit C-1 - Airpark Base Lease
Exhibit C-2 - Amended Airpark Sublease
Exhibit C-3 - Airpark Secondary Sublease
Exhibit D-1 - Flightline Base Lease
Exhibit D-2 - Amended Flightline Sublease
Exhibit D-3 - Flightline Secondary Sublease
Exhibit E   - Operating Agreement
Exhibit F   - Assignment and Assumption of Leases
Exhibit G   - Assignment and Assumption of Operating Agreement
Exhibit H   - Bill of Sale
Exhibit I   - Rutherford Consulting Agreement
Exhibit J-1 - Davenport Noncompetition Agreement
Exhibit J-2 - Rutherford Noncompetition Agreement
Exhibit K-1 - Opinion of Buyer's Counsel
Exhibit K-2 - Opinion of Seller's Counsel

                                   ASSET PURCHASE AGREEMENT


               This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 22nd day of May, 1996, by and between each of CORNELL CORRECTIONS OF TEXAS, INC., a Delaware corporation ("Buyer"), CORNELL CORRECTIONS, INC., a Delaware corporation ("Cornell "), ED DAVENPORT ("Davenport"), JOHNNY RUTHERFORD ("Rutherford"), and MIDTEX DETENTIONS, INC., a Texas corporation ("Seller");

                                     W I T N E S S E T H:

               WHEREAS, The City of Big Spring, Texas (the "City") operates three correctional centers located in Big Spring, Texas (the "Business");

               WHEREAS, Seller provides senior management services to the City in connection with the operation of the Business pursuant to that certain management contract between Seller and the City, dated February 18, 1994 (the "Management Contract");

               WHEREAS, the Business consists of three units that are commonly referred to as the "Interstate Unit," the "Airpark Unit," and the "Flightline Unit";

               WHEREAS, the Interstate Unit is located on real estate, more particularly described on Exhibit A-1 (the "Interstate Land"), that is owned by the City;

               WHEREAS, the parties expect that, with respect to the Interstate Land, Davenport will enter into a base lease substantially in the form set forth on Exhibit B-1 attached hereto (the "Interstate Lease");

               WHEREAS, the Airpark Unit is located on real estate more particularly described on Exhibit A-2 (the "Airpark Land") that is owned by the City and that is leased to Davenport pursuant to the base lease attached hereto as Exhibit C-1 (the "Airpark Base Lease") and that is in turn subleased by Davenport to the City (the "Airpark Sublease");

               WHEREAS, the parties expect that, with respect to the Airpark Land, Davenport and the City will (i) amend the Airpark Sublease such that such Airpark Sublease will be substantially in the form set forth on Exhibit C-2 attached hereto (the "Amended Airpark Sublease") and (ii) enter into a secondary sublease the major terms of which are set forth on Exhibit C-3 attached hereto (the "Airpark Secondary Sublease");

               WHEREAS, the Flightline Unit is located on real estate more particularly described on Exhibit A-3 (the "Flightline Land") that is owned by the City and that is leased to Davenport pursuant to the base lease attached hereto as Exhibit D-1 (the "Flightline Base Lease") and that is in turn subleased by Davenport to the City (the "Flightline Sublease");

               WHEREAS, the parties expect that, with respect to the Flightline Land, Davenport and the City will (i) amend the Flightline Sublease such that such Flightline Sublease will be substantially in the form set forth on Exhibit D-2 attached hereto (the "Amended Flightline Sublease") and (ii) enter into a secondary sublease (the major terms of which are set forth on Exhibit D-3 attached hereto) (the "Flightline Secondary Sublease");

               WHEREAS, Davenport desires to assign to Buyer all of his right, title and interest under, and Buyer desires to assume Davenport's obligations under, the Interstate Lease;

               WHEREAS, Davenport desires to assign to Buyer all of his right, title and interest under, and Buyer desires to assume Davenport's obligations under, the Airpark Base Lease, the Airpark Sublease, the Amended Airpark Sublease and the Airpark Secondary Sublease (collectively, the "Airpark Leases");

               WHEREAS, Davenport desires to assign to Buyer all of his right, title and interest under, and Buyer desires to assume Davenport's obligations under, the Flightline Base Lease, the Flightline Sublease, the Amended Flightline Sublease and the Flightline Secondary Sublease (collectively, the "Flightline Leases") (the Interstate Lease, Airpark Leases, and the Flightline Leases are collectively referred to as the "Leases");

               WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain items of personal property of Seller, such items being more particularly described on Schedule 1 (the "Personal Property");

               WHEREAS, the parties expect that Seller will enter into an operating agreement with the City to operate the Business (the "Operating Agreement") substantially in the form of the operating agreement attached hereto as Exhibit E pursuant to which the operation of the Business shall be transferred to Seller;

               WHEREAS, Seller intends to transfer all of Seller's rights to Buyer, and Buyer intends to assume all of Seller's obligations, under the Operating Agreement; and

               WHEREAS, pursuant to the Operating Agreement, the City shall transfer to Buyer the assets, and Buyer shall assume the liabilities, described on the City's Enterprise Funds Combining Balance Sheet, dated September 30, 1995, as updated as of the Closing Date (the "Balance Sheet"), under the heading "Correctional Center"; provided, however, that Buyer shall not assume any liabilities (i) that are not described on the Balance Sheet, (ii) for workers' compensation claims or litigation with respect to occurrences arising prior to the Closing Date (as defined herein), and (iii) associated with the real estate assets described on the Balance Sheet (such assets to be transferred to Buyer and liabilities to be assumed by Buyer are herein referred to as the "BSCC Fund"); and

               WHEREAS, the parties desire that Rutherford enter into a consulting agreement and that Davenport and Rutherford each enter into a noncompetition agreement with Buyer;

               NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and other provisions contained in this Agreement, the parties agree as follows:

                                           ARTICLE I

                                          TRANSACTION

               SECTION 1.1 DEFINITION OF "CLOSING" AND "CLOSING DATE". The closing of the transactions provided for herein (the "Closing") shall take place at the offices of Baker & Botts, L.L.P., Houston, Texas, counsel to Buyer, at 2:00 p.m., Houston time, on the later of (i) May 31, 1996 and (ii) five business days following the satisfaction of the conditions to closing described in
Section 6.5, Section 6.6 and Section 6.8, or at such other time and place as the parties shall mutually agree (the "Closing Date").

               SECTION 1.2 DELIVERIES BY SELLER AT THE CLOSING. At the Closing, Seller, Davenport and Rutherford (as applicable) shall execute and deliver, or cause to be executed and delivered, together with any other documents required to be delivered by Seller, Davenport and Rutherford at Closing pursuant to this Agreement, to Buyer the following:

               (a) A Secretary's Certificate of Seller attaching certified copies of resolutions of the Board of Directors and shareholders of Seller, as applicable, authorizing the execution, delivery and performance of this Agreement and authorizing all of the transactions contemplated by this Agreement;

               (b) An executed copy of an assignment and assumption of leases, substantially in the form of Exhibit F, pursuant to which Davenport will assign to Buyer all of its right, title and interest in the Interstate Lease, the Airpark Leases, and the Flightline Leases, including any permits to operate the Business thereon;

               (c) An executed copy of an assignment and assumption of Operating Agreement, substantially in the form of Exhibit G (the "Assignment and Assumption of Operating Agreement"), pursuant to which Seller will assign to Buyer all of its right, title and interest in the Operating Agreement;

               (d) An executed copy of a bill of sale, substantially in the form of Exhibit H, pursuant to which Seller will convey the Personal Property to Buyer;

               (e) An executed copy of a consulting agreement, substantially in the form of Exhibit I, pursuant to which Rutherford will agree to render consulting services to Buyer (the "Rutherford Consulting Agreement");

               (f) An executed copy of the Noncompetition Agreement, substantially in the form of Exhibit J-1, pursuant to which Davenport will agree not to compete with the Buyer (the "Davenport Noncompetition Agreement");

               (g) An executed copy of the Noncompetition Agreement, substantially in the form of Exhibit J-2, pursuant to which Rutherford will agree not to compete with Buyer (the "Rutherford Noncompetition Agreement"); and

               (h) A written authorization to Bank (as defined in Section 11.1) to release the earnings with respect to the Option Fee Amount (as defined in Section 11.1) to Buyer pursuant to the terms of Section 11.2.

               SECTION 1.3 DELIVERIES BY BUYER AT THE CLOSING. At the Closing, Buyer shall execute and deliver, or cause to be executed and delivered, together with any other documents required to be delivered by Buyer at Closing pursuant to this Agreement, to Seller, Davenport and Rutherford (as applicable) the following:

               (a) A Secretary's Certificate of Buyer attaching certified copies of resolutions of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and authorizing all of the transactions contemplated by this Agreement;

               (b) A certified check, cashier's check or wire transfer of current funds received and credited to the account of the following payees:

                      (1) $3,700,000 to the City for the City's general fund in
               consideration of the City's execution and delivery of the Operating Agreement and the City's execution and delivery of the Interstate Lease, the Amended Airpark Sublease, the Airpark Secondary Sublease, the Amended Flightline Sublease and the Flightline Secondary Sublease;

                      (2) $3,100,000 to Norwest Bank Texas, Big Spring, N.A.
               (formerly known as First National Bank of Big Spring in repayment of Davenport's indebtedness;

                      (3) $50,000 to Equitable Securities, Inc. ("Equitable")
               pursuant to the terms and conditions of Section 12.10;

                      (4) $1,000,000 to Seller;

                      (5) $12,250,000 to Davenport; and

                      (6) $50,000 to Davenport in full repayment of his advances to the BSCC Fund for the construction of the INS Courtroom (as defined in Section 2.10).

               (c) An executed copy of an assignment and assumption of leases, substantially in the form of Exhibit F, pursuant to which Buyer will assume all of Davenport's obligations under the Interstate Lease, the Airpark Leases, and the Flightline Leases;

               (d) An executed copy of the Assignment and Assumption of Operating Agreement pursuant to which Buyer will assume all of Seller's obligations under the Operating Agreement;

               (e) An executed copy of the Rutherford Consulting Agreement;

               (f) An executed copy of the Davenport Noncompetition Agreement and the Rutherford Noncompetition Agreement; and

               (g) A written authorization to Bank (as defined in Section 11.1) to release the Option Fee Amount (as defined in Section 11.1) to Davenport pursuant to the terms of Section 11.3.

        SECTION 1.4 CONTINGENT PURCHASE PRICE. The Contingent Purchase Price (as defined in Section 1.5(c)) shall be paid to Davenport by Buyer within 60 days following the Closing Date. Cornell hereby guarantees the performance of Buyer pursuant to this Section 1.4.

        SECTION 1.5 PURCHASE PRICE. (a) The Purchase Price shall consist of the Closing Purchase Price (as defined in Section 1.5(b)) and the Contingent Purchase Price (as defined in Section 1.5(c)).

               (b) The term Closing Purchase Price shall mean the sum of (i) $22,150,000, less the Option Fee Amount (as defined in Article XI) paid to Davenport pursuant to Section 11.3.

               (c) The term Contingent Purchase Price shall mean (i) the lesser of (1) $500,000 and (2) the excess of (A) the Current Account Balance (as defined in Section 1.5(d)), over (B) $1 million, less (ii) the amount of rent prepaid with respect to the Airpark Sublease and the Flightline Sublease (ignoring for this purpose the terms of the Amended Airpark Sublease and the Amended Flightline Sublease) for the period from the Closing Date to the [end of the month that includes the Closing Date], plus (iii) simple interest at 5% per annum from the Closing Date to the payment date described in Section 1.4 on the excess of the amount described in clause (i) over the amount described in clause
(ii).

               (d) The Current Account Balance shall be determined as of the last day of the month preceding the month in which the Closing Date occurs, shall be determined in accordance with generally accepted accounting principles, consistently applied, and shall be the excess of (i) the sum of (1) the current assets plus the inmate special project account assets (to the extent that such funds can be utilized to offset future operating/inmate costs) of the BSCC Fund and (2) $225,000 of the BSCC Fund's investment in the construction of the INS Courtroom (as defined in Section 2.10), over (ii) the sum of (1) the current liabilities of the BSCC Fund (excluding the current portion of any capitalized facility lease), and (2) the inmate project account liabilities (to the extent that such liabilities constitute future operating/inmate costs), and (3) $50,000 attributable to the payment to Davenport pursuant to Section 1.3(b)(6) for his advances for the construction of the INS Courtroom (as defined in Section 2.10).


                                          ARTICLE II

                           REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller and Davenport hereby represent and warrant to Buyer as follows as of the Closing Date:

               SECTION 2.1 ORGANIZATION OF SELLER. Seller is duly organized and validly existing in good standing under the laws of the State of Texas and has the power to own its properties and to carry on its Business as now owned and operated by it.

               SECTION 2.2 AUTHORITY; NO VIOLATION. The execution, delivery and performance of this Agreement by Seller and Davenport, including the transactions contemplated hereby, have been duly authorized by the Board of Directors and shareholders of Seller, and will not:

               (a) violate any provision of the Articles of Incorporation or Bylaws of Seller, each as amended to date;

               (b) violate any law, regulation or any order applicable to Seller or Davenport of any court or administrative or other governmental department, commission, board, instrumentality, agency or body ("Governmental Authority");

               (c) conflict with, result in a breach of, constitute a default under (without regard to requirements of notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which Seller or Davenport is a party or by which Seller or Davenport is bound or to which any of its properties is subject or (ii) any lease, license, contract or other agreement or instrument to which Seller or Davenport is a party or by which it is bound or to which any of its properties is subject; or

               (d) result in the creation or imposition of any lien, charge or other encumbrance upon the assets of Seller or Davenport.

               SECTION 2.3 TITLE TO ASSETS. As of the Closing Date, Seller will have good and marketable title, free and clear of all liens, claims, mortgages, security interests, title imperfections and encumbrances, to the Personal Property and the Operating Agreement. As of the Closing Date, Davenport will have good and marketable title, free and clear of all liens, claims, mortgages, security interests, title imperfections and encumbrances, to all of the Interstate Lease, the Airpark Base Lease, the Airpark Sublease, the Amended Airpark Sublease, the Airpark Secondary Sublease, the Flightline Base Lease, the Flightline Sublease, the Amended Flightline Sublease and the Flightline Secondary Sublease, subject only to the Federal Aviation Administration indenture encumbering the Airpark Land and Flightline Land (the "FAA Indenture"). As of the Closing Date, the City will have good and marketable title, free and clear of all liens, claims, mortgages, security interests, title imperfections and encumbrances, to the BSCC Fund, the Interstate Land, the Airpark Land and the Flightline Land, subject to the FAA Indenture.

               SECTION 2.4 CONSENTS. Except for the consent of the Federal Bureau of Prisons and the City of Big Spring as contemplated by Section 5.4 and
Section 6.5, no consent, approval or authorization of, or notice to or filing with, any Governmental Authority or third party is or will be required in connection with the transactions contemplated hereby. Prior to the Closing Date, Davenport shall have obtained any consent to assignment and other third party approval required to effect Davenport's assignment of their respective right, title and interest in the Leases to the Buyer and to effect Seller's sale of the Personal Property to Buyer.

               SECTION 2.5 LITIGATION. No suit, action or other proceeding to which Seller is a party is pending or, to Seller's knowledge, threatened against the City, Seller or Davenport, before any Governmental Authority in which it is sought to restrain or prohibit the consummation of the transactions provided for herein, or which relates to or would encumber the Leases or the Personal Property.

               SECTION 2.6 STATEMENTS. No representation or warranty by Seller contained in this Agreement or the exhibits or schedules hereto, or any written representation, statement or certificate made or furnished, or to be made or furnished, by Seller or any officer or representative of Seller pursuant hereto or in connection with the Closing of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representations or statements contained herein or therein not misleading. No representation or warranty by Davenport contained in this Agreement or the exhibits or schedules hereto, or any written representation, statement or certificate made or furnished, or to be made or furnished, by Davenport pursuant hereto or in connection with the Closing of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representations or statements contained herein or therein not misleading.

               SECTION 2.7 LIABILITIES. Except as set forth on SCHEDULE 2 and except for the FAA Indenture, there are no debts, liabilities or obligations (whether absolute or contingent, asserted or unasserted, due or to become due) against, relating to or affecting Seller or the BSCC Fund.

               SECTION 2.8 USE OF NAME. Neither Seller nor Davenport has granted the right to use the name "MIDTEX" to any person other than Seller. Seller will change its name (or, at the sole discretion of Davenport, dissolve such entity so that its certificate of incorporation or other charter document is forfeited) as soon as practicable after the Closing Date, and in no event later than one month after the Closing Date. Seller and Davenport make no representation regarding the Buyer's right to use such name versus the rights of third parties to use such name.

               SECTION 2.9 LEASES. Each Lease is in full force and effect; all rents and additional rents due to date on each such Lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such Lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been requested or granted by lessor or lessee; and there exists no event of default or event, occurrence, condition or act (including the assignment of the Lease to Davenport hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such Lease. Seller has not violated nor is in danger of violating any of the material terms or conditions under any such Lease, and all of the covenants to be performed by any other party under any such Lease have been fully performed.

               SECTION 2.10 INS COURTROOM. As of May 31, 1996, Davenport has paid $50,000 and the BSCC Fund has paid at least $175,000 to develop and construct the INS Courtroom Expansion at the Flightline Unit (the "INS Courtroom").


                                          ARTICLE III

                            REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer hereby represents and warrants to Seller as of the Closing Date the following:

               SECTION 3.1 ORGANIZATION OF BUYER. Buyer is duly organized and validly existing in good standing under the laws of Delaware and has the power to own its properties and to carry on its business as now owned and operated by it.

               SECTION 3.2 AUTHORITY; NO VIOLATION. The execution, delivery and performance of this Agreement by Buyer, including the transactions contemplated hereby, have been authorized by the Board of Directors of Buyer, and will not violate in any material respect any provision of the Articles of Incorporation or Bylaws of Buyer or, to Buyer's knowledge, any law or regulation or any order applicable to Buyer of any Governmental Authority.

               SECTION 3.3 LITIGATION. No suit, action or other proceeding to which Buyer is a party is pending or, to Buyer's knowledge, threatened against Buyer or Cornell before any Governmental Authority in which it is sought to restrain or prohibit the consummation of the transactions provided for herein.

               SECTION 3.4 STATEMENTS. No representation or warranty by Buyer contained in this Agreement or the exhibits or schedules hereto, or any written representation, statement or certificate made or furnished, or to be made or furnished, by Buyer, by Cornell, or by any officer or representative of Buyer or Cornell pursuant hereto or in connection with the Closing of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representations or statements contained herein or therein not misleading.


                                          ARTICLE IV

                                           COVENANTS

               SECTION 4.1 COVENANTS OF SELLER/DAVENPORT.

               (a) BENEFIT PLANS. On, prior to and after the Closing Date, Seller shall maintain, until terminated as provided for herein, Seller's employee benefit plans, including any profit sharing, pension, severance, retirement, bonus, stock option, stock purchase, welfare, group health insurance, group life insurance or other similar plans, agreements, trusts arrangements or funds to which Seller is a party or by which Seller is bound (collectively, the "Plans"). Prior to the Closing Date, Seller shall make arrangements to terminate the Plans, which termination shall occur after the Closing Date within such time frame to be agreed to by Seller and Buyer. Seller shall indemnify and defend Buyer against, and hold Buyer harmless from any Loss or Losses (as defined in Section 8.1) resulting from any claim from any current or former employee of Seller under any of the Plans. Any such claim for indemnification shall be made pursuant to Article VIII.

               (b) OPERATING LEASES. Seller will use its best efforts on behalf of Buyer to cause the operating leases in favor of Seller or the City as lessee for assets used in the Business to be assigned to Buyer on terms no less favorable to Buyer than Seller or the City, as the case may be, currently enjoys.

               (c) ORDINARY COURSE. During the period from the date of this Agreement to the Closing Date, Seller will conduct its operations only according to its ordinary and usual course of business and will use its best efforts to preserve intact its business organizations, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with Seller and the Business. Without limiting the generality of the foregoing, without the prior written consent of Buyer, Seller will not, and will not allow the City to:

                      (1) mortgage, pledge or subject any of its assets to any
               lien;

                      (2) acquire or dispose of any assets, other than in the
               ordinary course of business and consistent with past practice;

                      (3) create, incur, assume or guarantee any indebtedness
               for borrowed money or any other liability or obligation (whether absolute, accrued, contingent or otherwise) other than in the ordinary course of business and consistent with past practice;

                      (4) enter into or assume any contract, agreement,
               obligation or commitment, other than in the ordinary course of business and consistent with past practice, or enter into any contract with Seller, Davenport, Rutherford or any of their respective affiliates;

                      (5) enter into any contract with any Governmental
               Authority;

                      (6) knowingly violate, breach or default, or take or fail
               to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach or default under any term or provision of any contract, agreement, obligation or commitment to which Seller or the City is a party;

                      (7) make commitments or agreements for capital
               expenditures or capital additions that individually exceed $10,000 or in the aggregate exceed $50,000, except for the INS Courtroom expenditures;

                      (8) enter into, amend or extend any employment agreement
               or grant any severance or termination pay or increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or make any increase in, or any addition to, other benefits to which any of such employees may be entitled, except for one time bonuses paid by Seller or Davenport to Seller employees at the consummation of the transactions contemplated by this Agreement;

                      (9) fail to maintain any of its properties according to
               the standards maintained in the ordinary course of business consistent with past practice;

                      (10) (A) merge, consolidate or otherwise combine with any
               other entity, (B) acquire all or substantially all, or a material portion of the assets, capital stock or other equity securities of any other entity, or any business division of any other entity, or (C) otherwise organize, or acquire securities of, any other entity;

                      (11) take any action, or omit to take any action, that
               would cause the representations and warranties of Seller or Davenport contained in this Agreement to be materially untrue or incorrect; or

                      (12) enter into or make any agreement (whether written or
               oral) to do any of the things described above in this Section 4.1(c).

               (d) BEST EFFORTS. Each of Seller and Davenport shall use their respective best efforts to:

                      (1) preserve intact Seller's and the City's present
               business organization, reputation and customer relations;

                      (2) keep available the services of the present officers,
               employees, agents, consultants and other similar representatives involved in the conduct of the Business;

                      (3) maintain all material governmental authorizations to
               do business;

                      (4) comply with all material governmental requirements;

                      (5) maintain substantially intact the work force of Seller and the City as it existed on the date of this Agreement with appropriate substitutions and changes attributable to customary turnover;

                      (6) satisfy or perform diligently in respect of all
               material commitments and other obligations in respect of its customers;

                      (7) maintain in full force and effect all contracts,
               documents and arrangements; and

                      (8) continue all current marketing and selling activities
               relating to the Business.

               (e) INFORMATION. During the period from the date of this Agreement to the Closing Date, and as requested by Buyer, each of Seller and Davenport will confer on a regular and frequent basis with one or more designated representatives of Buyer to report material operational matters and to report the general status of ongoing operations and notify Buyer of any emergency or other change in the normal course of business of Seller or the City or in the operation of properties of Seller or the City and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any governmental authority or involving any material property of Seller or the City, and keep Buyer fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

               (f) EXCLUSIVE DEALING. During the period from the date of this Agreement to the Closing Date, Seller and Davenport shall not, and shall cause each of their employees, advisors, attorneys, accountants and other representatives to refrain from taking any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any person, other than Buyer, concerning any purchase of Seller's stock or any merger, sale of substantially all the assets or similar transaction involving Seller or the Business.

               SECTION 4.2   COVENANTS OF BUYER.

               (a) BENEFIT PLANS. Upon termination of the Plans, Buyer shall provide employee benefit plans to the employees of Seller and the City hired by Buyer that are consistent with the practice of Buyer and comparable with those employee benefit plans offered to other similar employees of Buyer, Cornell and their respective affiliates employed in similar capacities. Buyer shall be liable for all accrued vacation pay for any employee of Seller.

               (b) MOTOR VEHICLE TRANSFER TAX. Buyer shall be liable for and shall pay all sales or use taxes (including motor vehicle transfer costs) imposed with respect to all of the transactions contemplated by this Agreement.

               (c) EMPLOYEE BONUSES. Buyer shall pay a bonus to employees currently involved in the Business who resign from their employment with the City and accept employment with Buyer, and such bonus shall be in consideration for such resignation and acceptance. The total bonus amount (including all out-of-pocket tax and withholding costs to Buyer) shall not exceed $600,000, and the bonus shall be payable 50% within 60 days following the Closing Date and 50% to such employees who shall remain in the employ of Buyer on the second anniversary of the Closing Date. Buyer shall deposit $300,000 in a restricted account to be used solely to pay the bonus on the second anniversary of the Closing Date. The amounts of each bonus to an employee shall be determined by Buyer, considering each employee-recipient's contribution to the Texas Municipal Retirement System.


                                           ARTICLE V

                         CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

               All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions (all or any of which conditions may be waived in writing in whole or in part by Seller):

               SECTION 5.1 TRUTH OF REPRESENTATIONS. The representations and warranties made by Buyer and by Cornell herein shall be true and correct in all respects on the Closing Date.

               SECTION 5.2 COMPLIANCE WITH COVENANTS AND CONDITIONS. Buyer shall have complied with and performed all of its covenants, obligations and conditions required by this Agreement to be complied with or performed by it on or prior to the Closing Date.

               SECTION 5.3 LITIGATION. There shall not be pending, or threatened, any action, proceeding or investigation for any injunction, preliminary restraining order or any order of any nature directing any of the transactions contemplated by this Agreement not to be consummated; nor shall any such injunction, preliminary restraining order or other order have been issued and be in effect; nor shall any suit or other proceeding be pending or threatened in which it is sought to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

               SECTION 5.4 CONSENTS. The Federal Bureau of Prisons and the City shall have each issued its written consent to the transactions contemplated by this Agreement, and the consent of the Federal Bureau of Prisons will include a statement to the effect that the consummation of the transactions contemplated by this Agreement (including the terms of the Operating Agreement) do not violate the terms of that certain Intergovernmental Agreement by and between each of the Department of Justice, the Federal Bureau of Prisons, the Immigration and Naturalization Service, and the City, dated June 5, 1989, together with the accompanying Statement of Work entitled "Contract Confinement Services and all Amendments and Modifications" (the "IGA"). The City shall have executed the Operating Agreement and shall have delivered it to Seller. All permits, authorizations, consents, approvals and waivers from other Governmental Authorities and other third parties necessary to permit Seller and Buyer to consummate all of the transactions contemplated hereby shall have been obtained.

               SECTION 5.5 OPINION OF BUYER'S COUNSEL. Buyer shall have furnished Seller with a favorable opinion, dated the Closing Date, of Baker & Botts, L.L.P., counsel to the Buyer, generally in the form set forth in Exhibit K-1 attached hereto with such changes thereto as counsel for the respective parties may agree.

               SECTION 5.6 GOOD STANDING AND OTHER CERTIFICATES. Buyer shall have delivered to Seller (a) copies of the Articles of Incorporation, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of the State of Delaware, of Seller, (b) a certificate from the Secretary of State of the State of Delaware, dated within five days prior to the Closing Date, to the effect that Buyer is in good standing or subsisting in such jurisdiction and listing all charter documents of Buyer on file, (c) a certificate as to the tax status of Buyer from the appropriate official in the State of Delaware, if different from the certificate in subsection 5.6(b) hereof and (d) a copy of the Bylaws of Buyer, certified by the Secretary of Buyer as being true and correct and in effect on the Closing Date.

                                          ARTICLE VI

                         CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

               All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions (all or any of which conditions may be waived in writing in whole or in part by Buyer):

               SECTION 6.1 TRUTH OF REPRESENTATIONS. The representations and warranties made by Seller herein shall be true and correct in all respects on the Closing Date.

               SECTION 6.2 COMPLIANCE WITH COVENANTS AND CONDITIONS. Seller shall have complied with and performed all of its covenants, obligations and conditions required by this Agreement to be complied with or performed by it on or prior to the Closing Date.

               SECTION 6.3 ADVERSE CHANGES. There shall have been no material adverse change in the condition (financial or other) of Seller, the Personal Property, the Leases or the Business, as determined in Buyer's reasonable discretion, between May 1, 1996 and the Closing Date.

               SECTION 6.4 LITIGATION. There shall not be pending, or threatened, any action, proceeding or investigation for any injunction, preliminary restraining order, or any order of any nature directing the transactions contemplated by this Agreement not to be consummated; nor shall any such injunction, preliminary restraining order or other order have been issued and be in effect; nor shall any suit or other proceeding be pending or threatened in which it is sought to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

               SECTION 6.5 CONSENTS. The Federal Bureau of Prisons and the City shall have each issued its written consent to the transactions contemplated by this Agreement, and the consent of the Federal Bureau of Prisons will include a statement to the effect that the consummation of the transactions contemplated by this Agreement (including the terms of the Operating Agreement) do not violate the terms of the IGA. All permits, authorizations, consents, approvals and waivers from other Governmental Authorities and other third parties necessary to permit Seller and Buyer to consummate all of the transactions contemplated hereby shall have been obtained.

               SECTION 6.6 OPERATING AGREEMENT. The City shall have executed the Operating Agreement and shall have delivered it to Seller.

               SECTION 6.7 OPINION OF SELLER'S COUNSEL. Seller shall have furnished to Buyer a favorable opinion of Bancroft, Mouton & Wolf, counsel to Seller, dated the Closing Date, generally in the form set forth in Exhibit K-2 attached hereto with such changes thereto as counsel for the respective parties may agree, which shall include an opinion to the effect that the consummation of the transactions contemplated by this Agreement (including the terms and conditions of the Operating Agreement) do not violate any law or regulation of any Governmental Authority, except as consented to by the Federal Bureau of Prisons and the City (as contemplated by Section 6.5).

               SECTION 6.8 LEASES. The City shall have executed and delivered to Davenport (i) the Interstate Lease (substantially in the form set forth on Exhibit B-1 attached hereto), (ii) the Amended Airpark Sublease (substantially in the form set forth on Exhibit C-2 attached hereto), (iii) the Airpark Secondary Sublease (substantially in the form set forth on Exhibit C-3 attached hereto), (iv) the Amended Flightline Sublease (substantially in the form set forth on Exhibit D-2 attached hereto), and (v) the Flightline Secondary Sublease (substantially in the form set forth on Exhibit D-3 attached hereto). The Leases described in this Section 6.8 shall be in form and substance reasonably satisfactory to Buyer.

               SECTION 6.9 GOOD STANDING AND OTHER CERTIFICATES. Seller shall have delivered to Buyer (a) copies of the Articles of Incorporation, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of the State of Texas, of Seller, (b) a certificate from the Secretary of State or other appropriate official of the State of Texas, dated within five days prior to the Closing Date, to the effect that Seller is in good standing or subsisting in such jurisdiction and listing all charter documents of Seller on file, (c) a certificate as to the tax status of Seller from the appropriate official in the State of Texas, if different from the certificate in subsection 6.9(b) hereof and (d) a copy of the Bylaws of Seller, certified by the Secretary of Seller as being true and correct and in effect on the Closing Date.

               SECTION 6.10 EMPLOYEES. Substantially all of the City's employees who are involved in the operation of the Business shall have accepted employment with Buyer.

               SECTION 6.11 CURRENT ACCOUNT BALANCE. The Current Account Balance (as defined in Section 1.5(d)) shall not be less than zero as of the Closing Date.


                                          ARTICLE VII

                            FURTHER AGREEMENTS OF SELLER AND BUYER

               SECTION 7.1 COSTS AND EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, each party shall pay the respective fees, expenses and disbursements of such party and its respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement.

               SECTION 7.2 LIABILITIES NOT ASSUMED. Except as otherwise expressly provided for herein, Seller expressly retains and shall be liable for all liabilities, debts and obligations of Seller, including, without limitation, any environmental liability of Seller, or any liability arising with respect to the Personal Property, the Leases or the Business prior to the Closing Date, and including all accounts payable, taxes of every kind, employee claims, workers' compensation claims, lawsuits, contractual obligations and all other liabilities, actual or contingent, known or unknown, arising (a) prior to the Closing Date with respect to the Personal Property, the Leases or the Business or (b) at any time to the extent that the same arise with respect to Seller but not the Personal Property, the Leases or the Business (collectively, the "Retained Liabilities").

               SECTION 7.3 HEADQUARTERS BUILDING. The lease between Seller, as lessee, and Davenport and Rutherford, as co-owners and lessors, with respect to the real property located at 610 Main Street, Big Spring, Texas (the "Headquarters Building") shall be amended to (i) substitute Buyer as lessee at the rental rate currently set forth in the lease, (ii) recognize Buyer's assumption of its obligations as tenant under the lease, (iii) change the term of the lease to end on the second anniversary of the Closing Date, and (iv) grant to Buyer the right to acquire the Headquarters Building from Davenport and Rutherford, as co-owners, at any time prior to the second anniversary of the Closing Date for $350,000, free and clear of all encumbrances.

               SECTION 7.4 REVIEW OF THE COMPANIES. Buyer may, prior to the Closing Date, through its representatives, review the assets, properties, books and records of Seller and its financial and legal condition as Buyer deems necessary or advisable to familiarize itself with such properties and other matters. As of the date of this Agreement, Buyer has, through its representatives, reviewed the assets, properties, books and records of Seller and its financial and legal condition as Buyer deemed necessary or advisable to familiarize themselves with such properties and other matters and has satisfied itself as to the financial condition of Seller and the BSCC Fund. No such review, whether conducted before or after the date of this Agreement, shall affect, however, the representations and warranties made by Seller and Davenport hereunder or the remedies of Buyer for breaches of those representations and warranties. Seller shall permit Buyer and its representatives to have, after the date of execution of this Agreement, full access to the premises and to all the books and records of Seller and to cause the officers of Seller to furnish Buyer with such financial and operating data and other information with respect to the business, assets and properties of Seller as Buyer shall from time to time reasonably request.

               SECTION 7.5 CONFIDENTIALITY. In the event of termination of this Agreement, Buyer shall keep confidential any information (including the terms of this Agreement) relating to Seller (unless such information has generally been made available to the public by persons other than Buyer, its representatives, agents or employees) except as is necessary in connection with the preparation of this Agreement, the arrangement of financing for the transactions contemplated by this Agreement, or as may be required by applicable law.

               SECTION 7.6 TAX REPORTING. Seller and Buyer agree to coordinate their respective preparation and filing of IRS Form 8594 and, if required, supplemental IRS Forms 8594, and any other forms or information statements or schedules required to be filed under Section 1060 of the Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder with respect to the allocation of the Purchase Price among the assets acquired by Buyer pursuant to this Agreement so that the allocations and information reflected on such forms, statements and schedules shall be consistent.

                                         ARTICLE VIII

                                        INDEMNIFICATION

               SECTION 8.1 INDEMNIFICATION OF PARTIES. Neither Seller nor Buyer will be obligated to make any payment of indemnity under this Agreement except pursuant to the procedures set forth in this Article VIII.

               (a) INDEMNIFICATION OF BUYER. Seller agrees to indemnify and defend Buyer against, and hold Buyer harmless from, any claim, lawsuit, liability, loss, damage, expense, penalty, fine or interest (including reasonable attorneys' fees and costs ("Loss" and collectively, "Losses") incurred by Buyer after the Closing Date arising (i) from any inaccuracy in or breach of any of the representations, warranties or covenants made by Seller herein, (ii) before, on or after the Closing Date and resulting from any Loss arising from any of Seller's employees or former employees, including, but not limited to, any termination by Seller of any employee and any claim under or in connection with any Plan, but excluding any claim by an employee of Seller who accepts employment with Buyer to the extent that the claim arose with respect to an occurrence arising after the Closing Date, (iii) before, on or after the Closing Date, and arising from any of the Retained Liabilities (as defined in Section 7.2) (any such Loss or Losses being referred to herein as a "Buyer Indemnified Loss" or "Buyer Indemnified Losses").

               (b) INDEMNIFICATION OF SELLER. Buyer agrees to indemnify and defend Seller against, and hold Seller harmless from, any Loss or Losses incurred by Seller after the Closing Date (any such Loss or Losses being referred to herein as a "Seller Indemnified Loss" or "Seller Indemnified Losses") arising (i) from any inaccuracy in or breach of any of the representations, warranties or covenants made by Buyer herein and (ii) from or related to the Personal Property, the Business, the Operating Agreement, or the Leases, which Loss or Losses arise on or after the Closing Date. Cornell agrees to indemnify and defend Seller for any Seller Indemnified Losses arising from any inaccuracy in or breach of any representations, warranties or covenants made by Cornell herein.

               SECTION 8.2 SURVIVAL. The representations and warranties set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall terminate and expire one (1) year after the Closing Date, after which no party may institute any action or present any claim for a breach of such representations or warranties. The covenants and agreements set forth in this Agreement will survive until the expiration of the applicable statute of limitations period (including all periods of extension or tolling), after which respective time periods no party may institute any action or present any claim for a breach of such covenant or agreement.

                                          ARTICLE IX

                               TERMINATION, AMENDMENT AND WAIVER

               SECTION 9.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

               (a) By the mutual written agreement of Seller and Buyer;

               (b) By Seller by notice thereof to Buyer if (i) the conditions to the obligations of Seller to proceed with the Closing which are contained in Article V are not satisfied on or before September 30, 1996, or (ii) this Agreement has been breached in any material respect by Buyer; or

               (c) By Buyer by notice thereof to Seller if (i) the conditions to the obligations of Buyer to proceed with the Closing which are contained in Article VI are not satisfied on or before September 30, 1996, or (ii) this Agreement has been breached in any material respect by Seller or by Davenport;

PROVIDED THAT, neither party may terminate this Agreement pursuant to Section 9.1(b) or Section 9.1(c) if such failure to close or such unsatisfied condition is due to the willful failure of such party to perform or observe any of the covenants, agreements and conditions to be performed or observed by such party pursuant to this Agreement. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall terminate without further liability of any party to another; PROVIDED HOWEVER, that, the provisions of Section 7.1 (regarding expenses), Section 7.5 (regarding confidentiality) and Article XI (regarding the Option Fee Amount) shall survive any such termination.

               SECTION 9.2 AMENDMENT. This Agreement may be amended by the parties at any time but may not be amended except by an instrument signed on behalf of each of the parties.


                                           ARTICLE X

                                        NONCOMPETITION

               SECTION 10.1 SELLER'S COVENANT NOT TO COMPETE. Seller agrees that, until five years after the date of this Agreement, Seller will not:

               (a) Within the State of Texas, the State of New Mexico and any other jurisdiction or marketing area in which Buyer or any of its affiliates does business, directly or indirectly, own, manage, operate, control, participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that conducted by Seller as of the date of this

        Agreement. For purposes of this Section 10.1(a), ownership of securities of not in excess of 5% of any class of securities of a company whose securities are registered under the Securities Exchange Act of 1934 shall not be considered to be competitive with Buyer or any of its affiliates;

               (b) Persuade or attempt to persuade any potential customer or client to which Buyer, Seller or any of their affiliates have made a presentation, or with which Buyer, Seller or any of their affiliates have been having discussion, not to hire Buyer or any of its affiliates, or to hire another company; or

               (c) Solicit for itself or any person other than Buyer or any of its affiliates the business of any company which is a customer or client of Buyer, Seller or any of their affiliates;

               (d) Persuade or attempt to persuade any employee of Buyer or any of its affiliates or any individual who was an employee of Buyer, Seller or any of their affiliates to leave Buyer's or its affiliates' employ, or to become employed by any person other than Buyer or any of its affiliates; or

               (e) Disclose to any person or otherwise use or exploit any of the proprietary or confidential information or knowledge, including, without limitation, trade secrets, files, records of research, proposals, reports, memoranda, business methods and techniques, computer software or programming, budgets or other financial plans or information, regarding Buyer, Seller or any of their affiliates and its business, properties or affairs obtained by it at any time prior to or subsequent to the execution of this Agreement.

               SECTION 10.2 FBOP. Seller agrees that, until the later of (i) five years after the date of this Agreement and (ii) the expiration of the Operating Agreement, Seller will not enter into any contract or agreement with the City or the Federal Bureau of Prisons.

               SECTION 10.3 NAME. Seller agrees that it will not use or permit the name "MIDTEX" to be used in any business enterprise with which Seller may be affiliated.

               SECTION 10.4 SEVERABILITY. It is the desire and intent of each of the parties that the provisions of this Article X shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of Article X shall be adjudicated to be invalid or unenforceable,
Article X shall be deemed amended to (i) reform the particular portion to provide for such maximum restrictions as will be valid and enforceable, or if that is not possible, then (ii) delete therefrom the portion thus adjudicated to be invalid or unenforceable. The parties expressly acknowledge and agree that the duration and areas for which this noncompetition covenant is to be effective are reasonable. In the event that any court or arbitration panel of competent jurisdiction determines that the time period or the area is unreasonable and that such covenant is to that extent unenforceable, the parties agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

               SECTION 10.5 EQUITABLE RELIEF. Seller acknowledges that Article X hereof is expressly for the benefit of Buyer and its affiliates, that Buyer and its affiliates would be irreparably injured by a violation of Article X hereof, and that Buyer and its affiliates would have no adequate remedy at law in the event of such violation. Therefore, Seller acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy are appropriate remedies to enforce compliance by Seller and its affiliates with Article X hereof.


                                          ARTICLE XI

                                          OPTION FEE

               SECTION 11.1 OPTION FEE. Seller acknowledges that Cornell Corrections, Inc. has paid to The Commercial National Bank of Brady ("Bank") $100,000 in connection with the execution and delivery of the letter agreement dated February 20, 1996 by and between Seller, Davenport, Rutherford and Cornell Corrections, Inc., parent of Buyer, relating to the transactions contemplated by this Agreement. Seller acknowledges that Cornell Corrections, Inc. has paid to Bank $1,900,000 (collectively, with the $100,000, the $2,000,000 is referred to herein as the "Option Fee Amount") in connection with the execution of this Agreement. The Option Fee Amount shall be held by Bank and disposed of in accordance with this Article XI.

               SECTION 11.2 INVESTMENT OF OPTION FEE AMOUNT; INSTRUCTIONS. Seller and Buyer agree to invest the Option Fee Amount in an interest-bearing account at Bank. All interest earnings with respect to the Option Fee Amount shall be paid to Buyer on a [monthly] basis. Buyer shall pay any income tax attributable to the interest income earned on the Option Fee Amount and shall provide Bank with its federal tax identification number for the purpose of reporting the interest income earned with respect to the Option Fee Amount. Davenport and Buyer shall jointly instruct Bank regarding the payment of the principal amount of the Option Fee Amount pursuant to the terms of this Article
XI. Buyer shall pay all Bank charges arising from Bank's services as escrow agent under this Article XI.

               SECTION 11.3 CLOSING. Upon the Closing, Davenport shall be entitled to the Option Fee Amount.

               SECTION 11.4 SELLER'S RECEIPT OF OPTION FEE. Davenport shall be entitled to the Option Fee Amount if the Closing does not occur, and such nonoccurrence is solely as a result of (a) the failure of Buyer to perform its duties and obligations under this Agreement or (b) the non-satisfaction of any condition to closing that is within the control of the Buyer.

               SECTION 11.5 BUYER'S RECEIPT OF OPTION FEE. In the event that the Closing does not occur, and such non-occurrence is not solely as a result of (a) the failure of Buyer to perform its duties and obligations under this Agreement or (b) the non-satisfaction of any condition to closing that is within the control of the Buyer, the Buyer shall be entitled to the Option Fee Amount.


                                          ARTICLE XII

                                      GENERAL PROVISIONS

               SECTION 12.1 EXCLUSIVE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (a) supersedes all prior agreements between the parties (written or oral), (b) is intended as a complete and exclusive statement of the terms of the agreement between the parties to this Agreement and (c) does not and is not intended to confer on any person other than the parties to this Agreement any rights or remedies.

               SECTION 12.2 ARTICLE AND SECTION HEADINGS. Article and Section headings are for convenience only and shall not be considered in construing this Agreement.

               SECTION 12.3 GOVERNING LAW. This Agreement shall be construed under and in accordance with the laws of the State of Texas.

               SECTION 12.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

               SECTION 12.5 EXHIBITS/SCHEDULES. All exhibits and schedules attached to this Agreement shall be deemed to be incorporated herein and made a part hereof.

               SECTION 12.6 BINDING EFFECT. This Agreement shall be binding on, and inure to the benefit of, the legal representatives, successors and assigns of the respective parties.

               SECTION 12.7 ASSIGNMENT. Except as otherwise provided herein, the rights, privileges and responsibilities of the parties under the terms of this Agreement shall not be assignable by either party unless written consent from the other party shall have been first obtained. Buyer may assign its rights under this Agreement to any direct or indirect wholly-owned subsidiary of Buyer with the consent of Seller, which consent will not be unreasonably withheld.

               SECTION 12.8 NOTICES. Any notice or communication given pursuant hereto by either party to the other party shall be in writing and delivered or mailed certified mail, postage prepaid, return receipt requested, or transmitted by facsimile as follows:

        If to Seller or to Davenport:       MIDTEX DETENTIONS, INC.
                                            610 Main
                                            Big Spring, Texas 79720
                                            Attention:  Mr. Johnny Rutherford,
                                            President
                                            Telephone:  (915) 264-0060
                                            Facsimile:  (915) 267-6522

with a copy to (which shall not constitute sufficient notice for purposes of this Section 12.8):

                                            Bancroft, Mouton & Wolf
                                            109 West Fourth Street
                                            P.O. Box 1030
                                            Big Spring, Texas 79721-1030
                                            Attention:  Mr. Drew Mouton
                                            Telephone:  (915) 267-2505
                                            Facsimile:  (915) 263-6782

               If to Buyer:                 Cornell Corrections of Texas, Inc.
                                            4801 Woodway, Suite 400W
                                            Houston, Texas 77056
                                            Attention:  Mr. David M. Cornell,
                                            President
                                            Telephone:  (713) 623-0790
                                            Facsimile:  (713) 623-2853

with a copy to (which shall not constitute sufficient notice for purposes of this Section 12.8):

                                            Baker & Botts, L.L.P.
                                            One Shell Plaza
                                            910 Louisiana Street
                                            Houston, Texas  77002
                                            Attention:  Mr. Wade H. Whilden
                                            Telephone:  (713) 229-1484
                                            Facsimile:  (713) 229-1522

or to such alternate person at such other address as hereafter shall be designated by a party for itself by a notice in writing sent to the other party hereto.

               SECTION 12.9 FURTHER ASSURANCES. Seller and Buyer shall execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such other and additional instruments, and will take such other action on and after the Closing Date, as may be necessary to effectuate the transactions contemplated hereby.

               SECTION 12.10 BROKERS. Except for Equitable, Seller and Buyer each represent to the other that neither Buyer nor Seller has, directly or indirectly, employed any broker, finder or intermediary in connection with the transactions who might be entitled to a fee or commission upon the execution of this Agreement or consummation of any of the transactions contemplated hereby. Buyer and Seller shall bear equally any amounts owed to Equitable for services with respect to the transactions contemplated by this Agreement; provided, however, that Seller shall not be obligated to pay more than $50,000 for the services of Equitable. Davenport represents to Buyer that Davenport has not, directly or indirectly, employed any broker, finder or intermediary in connection with the transactions who might be entitled to a fee or commission upon execution of this Agreement or consummation of any of the transactions contemplated hereby. Davenport shall bear none of the obligation owing to Equitable.

               SECTION 12.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the greatest extent possible.

               SECTION 12.12 PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Buyer and Seller as to the contents and the manner of presentation and publication thereof.

               SECTION 12.13 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including, but not limited to, a claim for indemnification pursuant to Article VIII hereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. Any such controversy or claim shall be submitted to an arbitrator agreed to by Buyer and Seller; or, if they cannot agree on an arbitrator, an arbitrator shall be selected for them by the American Arbitration Association, and such arbitration shall be held in Big Spring, Texas. Such arbitration shall be concluded within 30 days of submission to arbitration.

               SECTION 12.14 BEST EFFORTS. All parties hereto agree to use their best efforts to fulfill the requirements of Articles V and VI as soon as practicable.

               SECTION 12.15 CONSTRUCTION. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definition of words in the singular herein shall also apply to such words when used in the plural where the context so permits, and vice versa. Whenever used herein, where the context so permits, the masculine or neuter gender shall include the masculine, feminine or neuter gender. The words "hereby,"

"herein," "hereof," "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular Article or Section.

               This Agreement has been executed by Seller and Buyer by their duly authorized officers effective as of the date first above written.

                                            MIDTEX DETENTIONS, INC.,
                                               a Texas corporation


                                            By /S/ JOHNNY RUTHERFORD
                                                   Johnny Rutherford,
                                                   President


                                  ED DAVENPORT



                                /S/ ED DAVENPORT



                                            CORNELL CORRECTIONS OF TEXAS, INC.,
                                              a Delaware corporation



                                            By   /S/ DAVID M. CORNELL
                                                   David M. Cornell,
                                                   President


                                            For purposes of Sections 1.2(e),
1.2(g) and 7.3 only:

                                JOHNNY RUTHERFORD

                                             /S/ JOHNNY RUTHERFORD

                                            For purposes of Sections 1.4 and
4.2(c) only:


                                            CORNELL CORRECTIONS, INC.,
                                              a Delaware corporation



                                            By    /S/ DAVID M. CORNELL
                                                   David M. Cornell,
                                                   President
                                       25

                                  AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         This AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 9th day of July, 1996, by and between each of CORNELL CORRECTIONS OF TEXAS, INC., a Delaware corporation ("Buyer"), CORNELL CORRECTIONS, INC., a Delaware corporation ("Cornell "), ED DAVENPORT ("Davenport"), JOHNNY RUTHERFORD ("Rutherford"), and MIDTEX DETENTIONS, INC., a Texas corporation ("Seller");

                              W I T N E S S E T H:

         WHEREAS, Buyer, Cornell, Davenport, Rutherford, and Seller entered into that certain Asset Purchase Agreement, dated May 22, 1996 (the "Original Agreement");

         WHEREAS, the parties desire to amend the Original Agreement;

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and other provisions contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

         1. RENT PRORATION. Section 1.5(c) of the Original Agreement shall be amended to read as follows:

         (c) The term Contingent Purchase Price shall mean (i) the lesser of (1) $500,000 and (2) the excess of (A) the Current Account Balance (as defined in Section 1.5(d)), over (B) $1 million, less (ii) the amount of rent prepaid, if any, with respect to the Airpark Sublease and the Flightline Sublease (ignoring for this purpose the terms of the Amended Airpark Sublease and the Amended Flightline Sublease) for the period from the Closing Date to the end of the month that includes the Closing Date, plus (iii) the amount of rent owed and not paid, if any, with respect to the Airpark Sublease and the Flightline Sublease (ignoring for this purpose the terms of the Amended Airpark Sublease and the Amended Flightline Sublease) for the period beginning on the first day of the month that includes the Closing Date and ending as of the Closing Date, plus
(iv) simple interest at 5% per annum from the Closing Date to the payment date described in Section 1.4 on the excess of the sum of the amounts described in clause (i) and clause (iii) over the amount described in clause (ii).

         2. BONUS AMOUNT. Section 4.2(c) of the Original Agreement shall be amended to read as follows:

         (c) EMPLOYEE BONUSES. Buyer shall pay a bonus to employees currently involved in the Business who resign from their employment with the City and accept employment with Buyer, and such bonus shall be in consideration for such resignation and acceptance. The total bonus amount (including all out-of-pocket tax and withholding

                                        1

     costs to Buyer) shall be $600,000, and the bonus shall be payable 50% within 60 days following the Closing Date and 50% to such employees who shall remain in the employ of Buyer on the second anniversary of the Closing Date. Buyer shall deposit $300,000 in a restricted account to be used solely to pay the bonus on the second anniversary of the Closing Date. The amounts of each bonus to an employee shall be determined by Buyer, considering each employee-recipient's contribution to the Texas Municipal Retirement System.

         3. LIABILITIES -- EFFECTIVE DATE. Section 7.2 of the Original Agreement shall be amended to read as follows:

         SECTION 7.2 LIABILITIES NOT ASSUMED. Except as otherwise expressly provided for herein, Seller expressly retains and shall be liable for all liabilities, debts and obligations of Seller, including, without limitation, any environmental liability of Seller, or any liability arising with respect to the Personal Property, the Leases or the Business prior to July 1, 1996, and including all accounts payable, taxes of every kind, employee claims, workers' compensation claims, lawsuits, contractual obligations and all other liabilities, actual or contingent, known or unknown, arising (a) prior to July 1, 1996 with respect to the Personal Property, the Leases or the Business or (b) at any time to the extent that the same arise with respect to Seller but not the Personal Property, the Leases or the Business (collectively, the "Retained Liabilities").

         4. INDEMNIFICATION -- EFFECTIVE DATE. Section 8.1 of the Original Agreement shall be amended to read as follows:

         SECTION 8.1 INDEMNIFICATION OF PARTIES. Neither Seller nor Buyer will be obligated to make any payment of indemnity under this Agreement except pursuant to the procedures set forth in this Article VIII.

         (a) INDEMNIFICATION OF BUYER. Seller agrees to indemnify and defend Buyer against, and hold Buyer harmless from, any claim, lawsuit, liability, loss, damage, expense, penalty, fine or interest (including reasonable attorneys' fees and costs ("Loss" and collectively, "Losses") incurred by Buyer after July 1, 1996 arising (i) from any inaccuracy in or breach of any of the representations, warranties or covenants made by Seller herein,
     (ii) before, on or after July 1, 1996 and resulting from any Loss arising from any of Seller's employees or former employees, including, but not limited to, any termination by Seller of any employee and any claim under or in connection with any Plan, but excluding any claim by an employee of Seller who accepts employment with Buyer to the extent that the claim arose with respect to an occurrence arising after July 1, 1996, (iii) before, on or after July 1, 1996, and arising from any of the Retained Liabilities (as defined in Section 7.2) (any such Loss or Losses being referred to herein as a "Buyer Indemnified Loss" or "Buyer Indemnified Losses").

         (b) INDEMNIFICATION OF SELLER. Buyer agrees to indemnify and defend Seller against, and hold Seller harmless from, any Loss or Losses incurred by Seller after July 1, 1996 (any such Loss or Losses being referred to herein as a "Seller Indemnified Loss" or "Seller Indemnified Losses") arising (i) from any inaccuracy in or breach of any of

                                        2

     the representations, warranties or covenants made by Buyer herein and (ii) from or related to the Personal Property, the Business, the Operating Agreement, or the Leases, which Loss or Losses arise on or after July 1, 1996. Cornell agrees to indemnify and defend Seller for any Seller Indemnified Losses arising from any inaccuracy in or breach of any representations, warranties or covenants made by Cornell herein.

         5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         6. BINDING EFFECT. This Agreement shall be binding on, and inure to the benefit of, the legal representatives, successors and assigns of the respective parties.

         7. CONSTRUCTION. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definition of words in the singular herein shall also apply to such words when used in the plural where the context so permits, and vice versa. Whenever used herein, where the context so permits, the masculine or neuter gender shall include the masculine, feminine or neuter gender. The words "hereby," "herein," "hereof," "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular Article or Section.

         This Agreement has been executed by the parties effective as of the date first above written.

                           MIDTEX DETENTIONS, INC.,
                              a Texas corporation


                           By  /S/ JOHNNY RUTHERFORD
                                Johnny Rutherford,
                                President

                                ED DAVENPORT
                            /S/ ED DAVENPORT

                           CORNELL CORRECTIONS OF TEXAS, INC.,
                             a Delaware corporation


                           By  /S/ STEVEN W. LOGAN
                                   Steven W. Logan,

                                        3

                                Secretary


                           For purposes of complying with Section 9.2 only:

                           JOHNNY RUTHERFORD
                       /S/ JOHNNY RUTHERFORD


                           CORNELL CORRECTIONS, INC.,
                           a Delaware corporation,

                   By  /S/ STEVEN W. LOGAN
                           Steven W. Logan,
                           Secretary

                                        4